Exhibit 99.1

Friday, September 5, 1:05 PM Pacific Time

Media contact:

Karin Gilles

Kgilles@a10networks.com

A10 Networks announces CFO transition

San Jose, Calif.—(BUSINESS WIRE) — A10 Networks, Inc. (NYSE: ATEN), a leading provider of secure application services and solutions, today announced that Brian Becker will be stepping down as the Chief Financial Officer and leaving the company at the end of September 2025. Michelle Caron has been appointed to succeed Brian Becker in this position effective September 24, 2025.

“We thank Brian for his contributions over the last several years and wish him success in future endeavors. Brian has been an important part of the leadership team during A10’s progress and has instituted strong processes that will continue to serve us into the future” said, Dhrupad Trivedi, President and CEO.

Dhrupad Trivedi continued, “Michelle brings deep operational and financial expertise from complex, global organizations and a proven ability to align financial strategy with growth opportunities. A10’s strategy remains unchanged and is more relevant to the current market opportunities and customers than ever before. I am confident that Michelle will be a strong asset in the next phase of A10 Networks’ transformation.”

Michelle is based in San Jose and joins A10 with over 20 years of progressive finance leadership experience. Most recently, she served as VP Finance and Chief Financial Officer at Beckman Coulter Lifesciences, a division of Danaher Corporation. Over her 15-year tenure with Danaher, she held roles of increasing responsibility spanning operational excellence, mergers and acquisitions, budgeting and strategy development. Earlier in her career, she held finance and controller roles at Philips Healthcare and Stryker Biotech. Michelle is a Certified Public Accountant and earned her MBA from Southern Connecticut State University. She also has a BS in Accounting from Central Connecticut State University.

About A10 Networks

A10 Networks provides security and infrastructure solutions for on-premises, hybrid cloud, and edge-cloud environments. Our 7000+ customers span global large enterprises and communications, cloud, and web service providers who must provide business-critical applications and networks that are secure, available, and efficient. Founded in 2004, A10 Networks is based in San Jose, Calif., and serves customers globally. For more information, visit A10networks.com and follow us at A10Networks.

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The A10 logo and A10 Networks are trademarks or registered trademarks of A10 Networks, Inc. in the United States and other countries. All other trademarks are the property of their respective owners.

Forward-Looking Statements

This press release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and information relating to us and our business that are based on the beliefs of our management as well as assumptions made by and information currently available to our management. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to us or our management, identify forward-looking statements. Actual results could differ materially from those projected in the forward-looking statements, which include but are not limited to the anticipated benefits of the appointment of Michelle Caron as Chief Financial Officer. Such statements reflect our current views with respect to future events, the outcome of which is subject to certain risks, including, but not limited to: the ability to successfully integrate new members of our leadership team; our ability to retain members of our leadership team and other key employees; as well as other risks related to the growth of our business. For a more detailed discussion of these factors, and other factors that could cause actual results to vary materially, interested parties should review the risk factors listed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC. Any forward-looking statements made by us in this press release speak only as of the date of this press release, and we do not intend to update these forward-looking statements after the date of this press release, except as required by law.